UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2005

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

3151 EAST WASHINGTON BOULEVARD LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90023 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On June 27, 2005, we amended our letter of credit facility and term loan with UPS Capital Global Trade Finance Corporation, or UPSC.

        On June 27, 2005, our subsidiaries in Hong Kong, Tarrant Company Limited, Marble Limited and Trade Link Holdings Limited (each, a "HK Subsidiary" and collectively, the "HK Subsidiaries"), entered into a Twelfth Deed of Variation to Syndicated Letter of Credit Facility with UPSC (the "Facility Amendment"). The Facility Amendment amended the HK Subsidiaries' previously existing letter of credit facility with UPSC, pursuant to which our HK Subsidiaries may arrange for the issuance letters of credit and acceptances, to, among other things, extend the expiration date of the facility from June 30, 2005 to August 31, 2005 and to reduce our tangible net worth requirement as of June 30, 2005 from $25 million to $22 million.

        On December 31, 2004, our HK Subsidiaries also entered into a First Deed of Variation to Loan Agreement with UPSC (the "Term Loan Amendment"). The Term Loan Amendment amended the HK Subsidiaries' previously existing $5 million term loan with UPSC to, among other things, reduce our tangible net worth requirement as of June 30, 2005 from $25 million to $22 million.

        In connection with these amendments, we paid UPSC a fee of $25,000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRANT APPAREL GROUP
Date: June 29, 2005	By: /S/ CORAZON REYES Corazon Reyes, Chief Financial Officer

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